                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-79399), of Daniel Industries, Inc. of our report dated June 28, 1999, appearing on Page 3 of this Annual Report on Form 11-K.



PRICEWATERHOUSECOOPERS LLP
Houston, Texas
June 28, 1999